Exhibit (h)(3)(b)

Amendment to Amended and Restated Transfer Agent Interactive Client Service

Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of November 1, 2011, by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agent Interactive Client Service Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on September 7, 2011, the name change of the Forward Large Cap Equity Fund to the Forward Large Cap Dividend Fund, effective November 1, 2011;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Schedule I-A – List of Portfolios.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule I-A – List of Portfolios. Schedule I-A is replaced in its entirety with the attached Schedule I-A.

2.	Remainder of the Agreement. All services under Article II of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ Robert S. Naka
Name: Jeremy O. May		Name: Robert S. Naka
Title: President		Title: Vice President Funds

SCHEDULE I-A

To the Amended and Restated Transfer Agent Interactive Client Service Agreement

Fund Group I and Fund Group III Fund List

Dated as of November 1, 2011

Forward Banking and Finance Fund

Forward Commodity Long/Short Strategy Fund

Forward Credit Analysis Long/Short Fund

Forward EM Corporate Debt Fund

Forward Emerging Markets Fund

Forward Global Credit Long/Short Fund

Forward Global Infrastructure Fund

Forward Growth Fund

Forward Focus Fund

Forward International Dividend Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Large Cap Dividend Fund

Forward Real Estate Fund

Forward Real Estate Long/Short Fund

Forward Select EM Dividend Fund

Forward Select Income Fund

Forward Small Cap Equity Fund

Forward Tactical Enhanced Fund

Forward Tactical Growth Fund